Exhibit 99.1
Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 1-646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

James Molinaro Resigns as TechPrecision Corporation Chief Executive Officer and Director

Leonard Anthony to serve as Executive Chairman while search for new CEO is underway

Center Valley, PA – May 13, 2013 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision” or the “Company”), an industry leading global manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, reported today that James Molinaro, the Company’s Chief Executive Officer, informed the Company’s board of directors that he has decided to resign from all positions he holds with the Company, including the positions of Chief Executive Officer and director, to pursue other opportunities.  Such resignation shall be effective as of the close of business on May 13, 2013.

The Company’s board of directors has given Leonard Anthony, the current chairman of the board of directors, the responsibilities of the Company’s principal executive officer, making him the Company’s Executive Chairman while the Company undertakes a search to find a permanent Chief Executive Officer.  The Company is also discussing with Mr. Molinaro ways in which he and the Company can work together during this transition.

“I want to thank the teams at TechPrecision, Ranor and WCMC for all their support as we undertook a focused transition to multiple strategic products and customers; I wish the entire team much success,” said Mr. Molinaro. Leonard Anthony expressed his gratitude to Jim for his years of service and looks forward to his new role as Executive Chairman until a permanent Chief Executive Officer is hired.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., globally manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy (Solar and Wind), cleantech, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end global service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to identify and hire a candidate to serve as the Company’s chief executive officer, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.